EXHIBIT 23.1




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
          __________________________________________________

     We hereby consent to the reference to our firm under the caption "Experts" in First Keystone Corporation's Registration Statement on Form S-3, filed with the Securities and Exchange Commission, and the related prospectus of First Keystone Corporation, for the registration of 100,000 shares of common stock. We also consent to the incorporation by reference therein of our report dated January 10, 2001, with respect to First Keystone Corporation's consolidated financial statements, which report is included in First Keystone Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                              /s/ J. H. Williams & Co., LLP
                              J. H. Williams & Co., LLP



Kingston, Pennsylvania
July 24, 2001